Exhibit 99.1

FENNEC ANNOUNCES INCREMENTAL $5 MILLION INVESTMENT FROM PETRICHOR

~ Supports Strategic Discussions and Global Launch Activities ~

~ Extends Access to Additional Undrawn Capital As Needed During Global PEDMARK® Rollout ~

~ Facilitates Market Expansion into the Adolescent and Young Adult (AYA) Patient Population ~

Research Triangle Park, NC, December 5, 2023 – Fennec Pharmaceuticals Inc. (NASDAQ: FENC; TSX: FRX), a commercial stage specialty pharmaceutical company focused on improving the lives of children with cancer, today announced the third closing of $5 million senior secured promissory notes under the existing agreement with Petrichor. The original investment agreement provided access to up to $20 million of additional financing through December 31, 2023. As part of this closing, Fennec and Petrichor have amended the agreement to provide access to up to $15 million of additional financing through December 31, 2024.

“We appreciate Petrichor’s continued support of Fennec and our efforts to grow the use of PEDMARK® within the global pediatric cancer community,” said Rosty Raykov, Chief Executive Officer of Fennec. “PEDMARK® is the only approved therapy for reducing the risk of hearing loss that sadly occurs in far too many pediatric cancer patients who receive treatment with platinum-based chemotherapy. We are encouraged by the feedback that we are receiving from providers and patient families during our first full year on market in the U.S., as we continue our efforts to increase awareness and access to PEDMARK®.”

Petrichor Partner Michael Beecham commented, “We are proud to support the Fennec team as they make the families and providers to pediatric cancer patients aware of the benefits of PEDMARK®. Survivors of pediatric cancer should not have to additionally suffer treatment-induced hearing loss in cases where it can be safely avoided. We believe the commercial potential for PEDMARK® is significant, as is its potential to improve the lives of young cancer patients.”

Further information concerning the investment agreement will be set forth in the Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 5, 2023. The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and the notes and such shares may not be offered or sold absent registration with the SEC, or an applicable exemption from registration requirements, or in a transaction not subject to, such registration requirements. Fennec is relying upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

No regulatory authority has either approved or disapproved the contents of this press release. This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or the shares of common stock issuable upon conversion of the notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals Inc. is a commercial stage specialty pharmaceutical company focused on improving the lives of children with cancer. Fennec is commercializing PEDMARK® and PedmarqsiTM to reduce the risk of platinum-induced ototoxicity in pediatric patients. Further, PEDMARK received FDA approval in September 2022 and European Commission Marketing Authorization in June 2023 for Pedmarqsi. PEDMARK has received Orphan Drug Exclusivity in the U.S. for seven years of market protection and Pedmarqsi has received Pediatric Use Marketing Authorization in Europe which includes eight years plus two years of data and market protection. Fennec has a license agreement with Oregon Health and Science University (OHSU) for exclusive worldwide license rights to intellectual property directed to sodium thiosulfate and its use for chemoprotection, including the reduction of risk of ototoxicity induced by platinum chemotherapy, in humans. For more information, please visit www.fennecpharma.com.

About Petrichor

Petrichor partners with world-class healthcare managers and businesses to provide customized investment structures and support. The Petrichor has completed over 125 investments representing more than $6 billion in invested capital and has held over 50 board seats. Petrichor maintains a deep in-house understanding of healthcare products and services, including scientific, technical, and commercial expertise. This healthcare expertise, together with a breadth of experience investing across sectors, geographies, and capital structures, provides a unique combination to help build successful companies.

For more information on Petrichor, please visit www.petrichorcap.com.

About Cisplatin-Induced Ototoxicity

Cisplatin and other platinum compounds are essential chemotherapeutic agents for the treatment of many pediatric malignancies. Unfortunately, platinum-based therapies can cause ototoxicity, or hearing loss, which is permanent, irreversible, and particularly harmful to the survivors of pediatric cancer.i

The incidence of ototoxicity depends upon the dose and duration of chemotherapy, and many of these children require lifelong hearing aids or cochlear implants, which can be helpful for some, but do not reverse the hearing loss and can be costly over time.ii Infants and young children that are affected by ototoxicity at critical stages of development lack speech and language development and literacy, and older children and adolescents often lack social-emotional development and educational achievement.iii

PEDMARK® (sodium thiosulfate injection)

PEDMARK® is the first and only U.S. Food and Drug Administration (FDA) approved therapy indicated to reduce the risk of ototoxicity associated with cisplatin treatment in pediatric patients with localized, non-metastatic, solid tumors. It is a unique formulation of sodium thiosulfate in single-dose, ready-to-use vials for intravenous use in pediatric patients. PEDMARK is also the only therapeutic agent with proven efficacy and safety data with an established dosing paradigm, across two open-label, randomized Phase 3 clinical studies, the Clinical Oncology Group (COG) Protocol ACCL0431 and SIOPEL 6.

In the U.S. and Europe, it is estimated that, annually, more than 10,000 children may receive platinum-based chemotherapy. The incidence of ototoxicity depends upon the dose and duration of chemotherapy, and many of these children require lifelong hearing aids. There is currently no established preventive agent for this hearing loss and only expensive, technically difficult, and sub-optimal cochlear (inner ear) implants have been shown to provide some benefit. Infants and young children that suffer ototoxicity at critical stages of development lack speech language development and literacy, and older children and adolescents lack social-emotional development and educational achievement.

PEDMARK has been studied by co-operative groups in two Phase 3 clinical studies of survival and reduction of ototoxicity, COG ACCL0431 and SIOPEL 6. Both studies have been completed. The COG ACCL0431 protocol enrolled childhood cancers typically treated with intensive cisplatin therapy for localized and disseminated disease, including newly diagnosed hepatoblastoma, germ cell tumor, osteosarcoma, neuroblastoma, medulloblastoma, and other solid tumors. SIOPEL 6 enrolled only hepatoblastoma patients with localized tumors.

Forward Looking Statements

Except for historical information described in this press release, all other statements are forward-looking. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include statements about our business strategy, timeline, and other goals, plans and prospects, including our commercialization plans respecting PEDMARK® and PedmarqsiTM, the market opportunity for and market impact of PEDMARK® and PedmarqsiTM, their potential impact on patients and anticipated benefits associated with its use, and potential access to further funding after the date of this release. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including the risks and uncertainties that regulatory and guideline developments may change, scientific data and/or manufacturing capabilities may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, unforeseen global instability, including political instability, or instability from an outbreak of pandemic or contagious disease, or surrounding the duration and severity of an outbreak, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, the Company’s products may not be successfully commercialized outside of the United States on a profitable basis, revenues will not be sufficient to fund further development and clinical studies, our ability to obtain necessary capital when needed on acceptable terms or at all, the Company may not meet its future capital requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2022. Fennec disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to our public filings available at www.sec.gov and www.sedar.com.

PEDMARK® and Fennec® are registered trademarks of Fennec Pharmaceuticals Inc.

©2023 Fennec Pharmaceuticals Inc. All rights reserved.

For further information, please contact:

Investors:

Robert Andrade

Chief Financial Officer

Fennec Pharmaceuticals Inc.

(919) 246-5299

Media:

Elixir Health Public Relations

Lindsay Rocco

(862) 596-1304

lrocco@elixirhealthpr.com

i Rybak L. Mechanisms of Cisplatin Ototoxicity and Progress in Otoprotection. Current Opinion in Otolaryngology & Head and Neck Surgery. 2007, Vol. 15: 364-369.

ii Landier W. Ototoxicity and Cancer Therapy. Cancer. June 2016 Vol. 122, No.11: 1647-1658.

iii Bass JK, Knight KR, Yock TI, et al. Evaluation and Management of Hearing Loss in Survivors of Childhood and Adolescent Cancers: A Report from the Children's Oncology Group. Pediatric Blood & Cancer. 2016 Jul;63(7):1152-1162.